UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Consent Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
HC2 HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

PERCY ROCKDALE LLC MG CAPITAL MANAGEMENT LTD. RIO ROYAL LLC GEORGE BROKAW KENNETH COURTIS MICHAEL GORZYNSKI ROBIN GREENWOOD LIESL HICKEY JAY NEWMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN CONSENT CARD TODAY
April 3, 2020
Dear Fellow Stockholder:
This Consent Statement and GREEN consent card are being furnished by Percy Rockdale LLC and MG Capital Management Ltd., together with the other participants named in this solicitation (the “Participating Stockholders,” “we,” “our,” or “us”). We are the beneficial owners of an aggregate of 2,926,374 shares of common stock, par value $0.001 per share (the “Common Stock”) of HC2 Holdings, Inc., a Delaware corporation (the “Company” or “HC2”), representing approximately 6.3% of the outstanding shares of Common Stock.
In our role as one of the largest stockholders of the Company, we have extensively diligenced HC2’s assets, strategies and ongoing history of underperformance. We concluded that HC2’s record of long-term underperformance stems from poor corporate governance, nagging conflicts of interest, ineffective balance sheet and expense management, and the absence of a credible strategy for identifying and realizing the value of its holdings. In our view, these issues have steadily worsened during Philip Falcone’s six-year tenure as Chairman and Chief Executive Officer. We believe the record clearly demonstrates that Mr. Falcone and the current Board of Directors (the “Board”) are not best-positioned to develop and effectively implement a viable strategic plan for a diversified holding company.
During a historically long and meaningful market upswing, the shareholders of HC2 have suffered significant HC2 investment losses in the years Mr. Falcone has been at the helm.  You deserve better.  We do not believe the current directors are the right people to address the challenges the Company is facing and have identified nominees that we believe can right the ship.
Through the enclosed Consent Statement, we are soliciting your written consent for the following proposals:
Proposal 1 – Suspend, render temporarily ineffective and stay any change, modification, repeal or any other amendment to the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”) not already adopted by the Board and publicly disclosed on or before March 12, 2019 (each a “Bylaw Amendment”), until the stockholders of the Company have approved each Bylaw Amendment at the next annual or special meeting and/or by written consent (the “Bylaw Restoration Proposal”);
Proposal 2 – Remove from the Board without cause, all current directors including Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee Hillman and Julie Springer, and any other person elected or appointed to the Board at any future time or upon any event (other than those elected by this consent solicitation) (the “Removal Proposal”); and
Proposal 3 – Elect George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if there are additional vacancies on the board of directors, any other person designated as a nominee by the affirmative vote of a majority of the newly elected Board) (the “Nominees”) (the “Election Proposal” and together with the Bylaw Restoration Proposal and the Removal Proposal, the “Proposals”).
We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating, and returning the enclosed GREEN consent card today. The attached Consent Statement and the enclosed GREEN consent card are first being furnished to the stockholders on or about April 3, 2020.
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IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT WHICH IS THE SAME AS VOTING AGAINST THE PROPOSALS.
We urge you not to sign any revocation of consent card that may be sent to you by the Company. If you have done so, you may revoke that revocation of consent by delivering a later dated GREEN consent card into the care of Saratoga Proxy Consulting, LLC, our proxy solicitor, at their address listed on the following page.
If you have any questions or require any assistance with your consent, please contact our proxy solicitor, Saratoga Proxy Consulting, LLC, at the number listed on the next page.
Thank you for your support.

/s/ Michael Gorzynski
Michael Gorzynski Sole Manager Percy Rockdale LLC
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If you have any questions regarding your GREEN consent card or need assistance in executing your consent, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
14th Floor
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

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HC2 HOLDINGS, INC.

_________________________

CONSENT STATEMENT
OF
PERCY ROCKDALE LLC
_________________________

PLEASE MARK AN “X” IN EACH BOX LABELED “CONSENT,”
THEN SIGN, DATE, AND MAIL THE ENCLOSED GREEN CONSENT CARD TODAY
This consent statement (this “Consent Statement”) and the accompanying GREEN consent card are being furnished to you as a stockholder of HC2 Holdings, Inc., a Delaware corporation (the “Company” or “HC2”), by Percy Rockdale LLC and MG Capital Management Ltd. (the “Participating Stockholders,” “we,” “our,” or “us”), in connection with our solicitation of written consents to remove all six current members of the Board of Directors of the Company (the “Board”), and replace them with our highly-qualified nominees. As significant stockholders of the Company, with aggregate ownership of 2,926,374 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), constituting approximately 6.3% of the outstanding shares of Common Stock, we believe that the Board should be reconstituted with our qualified directors who will bring a fresh perspective into the boardroom and who we believe would be more effective in evaluating and executing on initiatives to improve the success of the Company.
A solicitation of written consents is a process that allows you, the company’s stockholders, to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock and holders of the Company’s Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) to take the following actions (each, as more fully described in this Consent Statement), in the following order, without a stockholders’ meeting, as authorized by Delaware law and the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”):
Proposal 1 – Suspend, render temporarily ineffective and stay any change, modification, repeal or any other amendment to the Bylaws not already adopted by the Board and publicly disclosed on or before March 12, 2019 (each a “Bylaw Amendment”), until the stockholders of the Company have approved each  Bylaw Amendment at the next annual or special meeting and/or by written consent (the “Bylaw Restoration Proposal”);
Proposal 2 – Remove from the board of directors of the Company (the “Board”) without cause, all current directors including Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee Hillman and Julie Springer, and any other person elected or appointed to the Board at any future time or upon any event (other than those elected by this consent solicitation) (the “Removal Proposal”); and

Proposal 3 – Elect George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if there are additional vacancies on the board of directors, any other person designated as a nominee by the affirmative vote of a majority of the newly elected Board) (the “Nominees”) (the “Election Proposal” and together with the Bylaw Restoration Proposal and the Removal Proposal, the “Proposals”).
This Consent Statement and the enclosed GREEN consent card are first being sent or given to the stockholders of the Company on or about April 3, 2020. This Consent Statement is also available at https://abetterhc2.com/ or by request to our proxy solicitor, Saratoga Proxy Consulting, LLC (“Saratoga”):
Saratoga Proxy Consulting, LLC
520 8th Avenue
14th Floor
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com
We are soliciting your consent in favor of the adoption of the Removal Proposal and the Election Proposals because we believe the Nominees collectively possess the much-needed independence, corporate governance experience, and diverse expertise in the Company’s priority sectors that we think will be required to improve the performance of the Company to the benefit of all stockholders.  In addition, we are also soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of the incumbent directors and the election of the Nominees through changes to the Bylaws not filed with the SEC on or before March 12, 2019, the last date the Bylaws were filed with the SEC.
The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the shares of outstanding voting securities as of the close of business on the Record Date (as defined below). Each Proposal will be effective without further action when we deliver to the Company such requisite number of consents. The Bylaw Restoration Proposal (Proposal 1) is not subject to or conditioned upon the effectiveness of the Removal Proposal or the Election Proposal. The Removal Proposal (Proposal 2) is not subject to or conditioned upon the effectiveness of the Election Proposal. The Election Proposal (Proposal 3) is not subject to or conditioned upon the effectiveness of the Bylaw Restoration Proposal and is conditioned, in part, upon the Removal Proposal. If none of the members of (or appointees to) the Board are removed pursuant to the Removal Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal. If fewer than six directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal (i.e., affirmative consent of the holders of at least a majority of the shares entitled to vote) than the number of such resulting vacancies, then, provided that our Nominees constitute a majority of the newly re-constituted Board, the Board intends to appoint the Nominees receiving the most votes in descending order (i.e., the Nominee receiving the highest number of consents will be appointed first, the Nominee receiving the second highest number of consents will be appointed second, and so forth, until there are no remaining vacancies, provided that each appointed Nominee has received the affirmative consent of the holders of at least a majority of the shares entitled to vote).

On March 13, 2020, we delivered a written request for a record date to the Company pursuant to Article VI, Section 4 of the Company’s Bylaws.  In response to our request, the Company established April 2, 2020 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold, or revoke consents relating to this consent solicitation. Holders of record of Common Stock and Preferred Stock outstanding as of the Record Date are entitled to consent on the items set forth in our Consent Statement.  We are commencing our solicitation of consents on or about April 3, 2020. Each stockholder of record on April 2, 2020 who has not yet received a Consent Statement prior to that date will receive a Consent Statement and have the opportunity to consent on the matters described in the Consent Statement.  Consents delivered prior to the Record Date will be valid and effective so long as the stockholder providing the consent is a holder of record on the Record Date. If you are not a holder of record on the Record Date, any consent you deliver will be invalid and will not be counted.  If you deliver a consent prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another consent after the Record Date. If you deliver a consent prior to the Record Date and do not revoke that consent, your consent will be deemed to cover the number of shares you own on the Record Date even if that number is different from the number of shares you owned when you executed and delivered your consent.  Consents received from persons who are not holders of record on the Record Date will not be effective.
The Participating Stockholders will file and deliver a supplement to the consent statement disclosing the number of Common Stock, Series A Preferred Stock and Series A-2 Preferred Stock outstanding as of the Record Date, once that information is known.  Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote, without cumulation, as further described in this Consent Statement.  Holders of Preferred Stock will vote together as a single class with holders of Common Stock, on an as-converted basis, with respect to the Proposals.
In addition, none of the Proposals will be effective unless the delivery of the written consents complies with Section 228(c) of the Delaware General Corporation Law (“DGCL”). For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. On March 13, 2020, we delivered the initial written consent to the Company by delivery to its principal place of business and headquarters in New York City. Consequently, by May 12, 2020, we will need to deliver on your behalf properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the outstanding voting securities as of the close of business on the Record Date. We intend to set May 7, 2020, as the target date for submission of written consents.
WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT
We reserve the right to submit to the Company consents at any time within 60 days of the earliest dated written consent delivered to the Company. See “Consent Procedures” for additional information regarding such procedures.
As of the date of this Consent Statement, we are the beneficial owners of an aggregate of 2,926,374 shares of Common Stock, representing approximately 6.3% of the outstanding shares of Common Stock. We intend to express consent in favor of each of the Proposals with respect to all of such shares of Common Stock we beneficially own.
The Participating Stockholders will file and deliver a supplement to the consent statement disclosing the number of Common Stock, Series A Preferred Stock and Series A-2 Preferred Stock outstanding as of the Record Date, once that information is known.  Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote, without cumulation, as further described in this Consent Statement.  Holders of Preferred Stock will vote together as a single class with holders of Common Stock, on an as-converted basis, with respect to the Proposals.  The mailing address of the principal executive offices of the Company is 595 Madison Avenue, 29th Floor, New York, NY 10022.

The failure to sign and return a consent will have the same effect as voting against all of the Proposals.  Unless you act by signing and returning the GREEN consent card, the status quo will continue.  Please note that in addition to signing the enclosed GREEN consent card, you must also date it to ensure its validity.
THIS CONSENT SOLICITATION IS BEING MADE BY THE PARTICIPATING STOCKHOLDERS AND NOT BY OR ON BEHALF OF THE COMPANY. WE URGE YOU TO SIGN, DATE, AND RETURN THE GREEN CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN
Important Notice Regarding the Availability of Consent Materials for this Consent Solicitation
This Consent Statement is available at www.sec.gov pursuant to the EDGAR system and from our proxy solicitor, Saratoga

If you have any questions regarding your GREEN consent card or need assistance in executing your consent, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
14th Floor
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

IMPORTANT INSTRUCTIONS
PLEASE READ THIS CAREFULLY
Your shares of Common Stock and Preferred Stock may either be registered in your own name (that is, you are the record holder) or you may hold your shares in “street” name with a bank, broker firm, dealer, trust company, or other nominee, in which case only they can exercise your right to consent with respect to your shares of Common Stock and Preferred Stock upon receipt of your instructions. To exercise your right to consent:
If you are the record holder of your shares:
Please complete the enclosed GREEN consent card by marking either the “Consent,” “Withhold Consent,” or “Abstain” box for each of the three Proposals, then sign, date, and return the consent to the Participating Stockholders, c/o Saratoga, using the postage-paid envelope provided.
If your shares are held in “street” name:
To provide instructions to your bank, broker firm, dealer, trust company, or other nominee, please complete the enclosed GREEN consent instruction form by placing an “X” in the box labeled “Consent,” “Withhold Consent,” or “Abstain” next to each of the items under the three Proposals on the enclosed GREEN consent card, then sign and date your card and return it using the enclosed pre-paid return envelope.
Execution and delivery of a consent by a record holder of shares of Common Stock and/or Preferred Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.
Only holders of record of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock and/or Preferred Stock after the Record Date, and we urge you to deliver your consent on the signed and dated GREEN consent card.
IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.
If you have any questions regarding your GREEN consent card or need assistance in executing your consent, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
14th Floor
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

BACKGROUND TO THE SOLICITATION
A chronology of our interactions with the Company is as follows:
•
On January 21, 2020, the Participating Stockholders sent an email to the Company requesting a copy of the “Services Agreement” from January 2015 between Harbinger Capital Partners and the Company and a copy of the Company’s lease agreement for its office space at 450 Park Avenue, New York, New York. In response, the Company directed the Participating Stockholders to the summaries in the Company’s public filings and stated that the agreements themselves have not been made publicly available.

•
On January 31, 2020, the Participating Stockholders sent a letter to the Company and its outside counsel requesting certain shareholder list materials pursuant to Section 220 of the Delaware General Corporation Law.

•	On February 7, 2020, outside counsel to the Company responded to the Section 220 records request.
•
On February 13, 2020, the Participating Stockholders formally submitted its notice of nomination to the Company, identifying the Participating Stockholder’s six highly qualified nominees to serve on the Board.

•	On February 18, 2020, the Company made certain stockholder information available to the Participating Stockholder’s proxy solicitor.
•
On February 19, 2020, counsel for the Participating Stockholders sent a letter to outside and in-house counsel to the Company objecting to the defensive expansion of the Company’s Board of Directors as an entrenchment maneuver and an abuse of the corporate machinery, and demanded that the Company refrain from further similar conduct (the “Blasius Warning Letter”).

•	On February 26, 2020, outside counsel for the Company wrote to counsel for the Participating Stockholders in response to the Blasius Warning Letter.
•	On February 28, 2020, counsel for the Participating Stockholders wrote to counsel for the Company setting forth certain facts.
•	On March 3, 2020, the Participating Stockholders sent a letter to the Audit Committee of the Board, highlighting concerns surrounding the valuation of KMG America Corporation.
•	On March 4, 2020, Mr. Falcone and Mr. Gorzynski exchanged emails acknowledging the letter sent by the Participating Stockholders to the Audit Committee.
•	On March 9, 2020, Mr. Gorzynski sent an email to Mr. Falcone requesting for future discussions to occur directly with the Directors that the Company identifies as independent.
•	On March 9, 2020, Mr. Falcone sent an email to Mr. Gorzynski sarcastically replying to Mr. Gorzynski’s request to communicate with the Directors.

•	On March 13, 2020, the Participating Stockholders filed its preliminary consent solicitation statement.
•	On March 13, 2020, the Participating Stockholders delivered a written request for a record date and its initial written consent to the Company.
•	On March 16, 2020, Wayne Barr emailed Mr. Gorzynski on behalf of the independent directors of the Company.
•	On March 18, 2020, Mr. Gorzynski responded to Mr. Barr.
•	On March 27, 2020, the Audit Committee sent a letter to the Participating Stockholders regarding their earlier correspondence.
•	On March 30, 2020, the Participating Stockholders sent a letter to Mr. Barr responding to the March 27th letter from the Audit Committee.
•	On March 30, 2020, the Participating Stockholders filed a revised copy of its preliminary consent statement.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION
The following are some of the questions you, as a stockholder, may have and our answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to read carefully this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.
WHO IS MAKING THE SOLICITATION?
Percy Rockdale LLC, MG Capital Management Ltd., and the other participants listed herein are making this solicitation.
WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?
We are asking you to consent to three corporate actions: (1) the Bylaw Restoration Proposal, (2) the Removal Proposal and (3) the Election Proposal.
We are asking you to consent to (i) Bylaw Restoration Proposal, to suspend and render temporarily ineffective any Bylaw Amendment adopted since March 12, 2019, until the stockholders of the Company have approved each Bylaw Amendment, (ii) the Removal Proposal, to remove the Company’s six current directors, including any appointees to the Board prior to the effectiveness of the Election Proposal, and (iii) the Election Proposal, to elect our highly qualified and independent Nominees.
WHY ARE WE SOLICITING YOUR CONSENT?
We believe significant changes to the leadership and composition of the Board are necessary in order to address the Company’s record of long-term underperformance, which we concluded stems from poor corporate governance, documented conflicts of interest, ineffective balance sheet and expense management, and the absence of a credible strategy for identifying and realizing the value of its holdings.  Unfortunately, we have utterly lost faith in the ability of the long-standing members of the Board to evaluate objectively and effectively the performance of CEO Philip Falcone, who has a proven track-record of regulatory and legal issues stemming from questionable financial practices.  The Board’s actions over the past six years, as described in more detail in the “Background to this Solicitation” and “Reasons for this Solicitation of Written Consents” sections of this Consent Statement, have solidified our belief that substantial change is desperately needed to put this Company on the right path forward.
This Consent Solicitation is the best option we have available at this time for immediately installing a new, independent Board that, in our opinion, will ensure our collective best interests are being safeguarded. Our highly-qualified Nominees are fully committed to improving the Company’s performance and increasing value for the benefit of all stockholders. We believe that reconstituting the Board with our independent Nominees will give stockholders the best chance of unlocking the Company’s full potential, ridding the Company of inappropriate conflicts, and closing the excessive valuation gap that has been eroding stockholder value for years. In our view, the Company’s stockholders can no longer afford to trust that Mr. Falcone or the current Board, which we believe has failed to provide proper oversight, will look after their best interests.

WHO ARE THE NOMINEES?
We are asking you to elect each of George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, as a director of the Company. Collectively, they have significant experience in insurance, energy, telecommunications, operational turnarounds, investment management, debt restructurings and regulatory affairs across a variety of sectors. The business experience of our highly qualified Nominees is set forth in this Consent Statement under the section entitled “The Nominees,” which we urge you to read.
WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?
Stockholders of record of voting securities at the close of business on the Record Date have the right to consent to the Proposals.  On March 13, 2020, we delivered a written request for a record date to the Company pursuant to Article VI, Section 4 of the Company’s Bylaws.  In response to our request, the Company established April 2, 2020 as the Record Date for the determination of the Company’s stockholders who are entitled to execute, withhold, or revoke consents relating to this consent solicitation.  The Participating Stockholders will file and deliver a supplement to the consent statement disclosing the number of Common Stock, Series A Preferred Stock and Series A-2 Preferred Stock outstanding as of the Record Date, once that information is known.  Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote, without cumulation, as further described in this Consent Statement.  Holders of Preferred Stock will vote together as a single class with holders of Common Stock, on an as-converted basis, with respect to the Proposals.
WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?
We urge you to submit your GREEN consent card as soon as possible. In order for our Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company. On March 13, 2020, we delivered the initial written consent to the Company. Consequently, we will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the outstanding voting securities as of the close of business on the Record Date no later than May 12, 2020. Nevertheless, we intend to set May 7, 2020, as the target date for submission of written consents.
HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?
The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding voting securities as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.  The Participating Stockholders will file and deliver a supplement to the consent statement confirming the number of Common Stock and Preferred Stock outstanding as of the Record Date and the number of consents that would be required to approve the Proposals, once that information is known.  As of the date hereof, we beneficially owned in the aggregate 2,926,374 shares of Common Stock, representing approximately 6.3% of the outstanding shares of Common Stock of the Company. If fewer than six directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal (i.e., affirmative consent of the holders of at least a majority of the shares entitled to vote) than the number of such resulting vacancies, then, provided that our Nominees constitute a majority of the newly re-constituted Board, the Board intends to appoint the Nominees receiving the most votes in descending order (i.e., the Nominee receiving the highest number of consents will be appointed first, the Nominee receiving the second highest number of consents will be appointed second, and so forth, until there are no remaining vacancies, provided that each appointed Nominee has received the affirmative consent of the holders of at least a majority of the shares entitled to vote).

HOW DO I SUBMIT MY WRITTEN CONSENT?
Your shares of Common Stock and Preferred Stock may either be registered in your own name (that is, you are the record holder) or you may hold your shares in “street” name with a bank, broker firm, dealer, trust company, or other nominee, in which case only they can exercise your right to consent with respect to your shares of Common Stock and Preferred Stock upon receipt of your instructions. To exercise your right to consent:
If you are the record holder of your shares:
Please complete the enclosed GREEN consent card by marking either the “Consent,” “Withhold Consent,” or “Abstain” box for each of the three Proposals, then sign, date, and return the consent to the Participating Stockholders, c/o Saratoga, using the postage-paid envelope provided. We urge you not to sign any card sent to you by the Company.
If your shares are held in “street” name:
If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and Preferred Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed GREEN consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Participating Stockholders, c/o Saratoga, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.
WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?
If you have any questions regarding your GREEN consent card or need assistance in executing your consent, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
14th Floor
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

REASONS FOR THE SOLICITATION

WE BELIEVE THAT AN IMMEDIATE CHANGE IS NEEDED AND WARRANTED ATOP HC2

During a historically long and meaningful market upswing, the shareholders of HC2 have suffered significant HC2 investment losses in the years Mr. Falcone has been at the helm.  You deserve better.  Let us share with you our views about some disturbing problems, why we don’t think the current directors are the right people to face the challenges, and how our nominees are committed to righting the ship.

We have extensively diligenced HC2’s assets, strategies and ongoing history of underperformance in our role as one of the largest stockholders of HC2. We concluded that HC2’s record of long-term underperformance stems from poor corporate governance, nagging conflicts of interest, ineffective balance sheet and expense management, and the absence of a credible strategy for identifying and realizing the value of its holdings. In our view, these issues have steadily worsened during Philip Falcone’s six-year tenure as Chairman and Chief Executive Officer. We believe the record clearly demonstrates that Mr. Falcone and the current Board of Directors (the “Board”) are not best-positioned to develop and effectively implement a viable strategic plan for a diversified holding company. Instead, they are reacting with a series of corporate governance and balance sheet “quick fixes” after the Participating Stockholders publicly disclosed that HC2’s shareholders would be given the chance to clean house by replacing the current Board with our slate of impressive candidates.  Shareholders can decide for themselves whether the existing directors are motivated by leadership or self-preservation.

We were so concerned that we sent a letter to the audit committee March 3, 2020, with the express request that Mr. Falcone not be involved with what needed to be an unbiased, truly independent inquiry.  Imagine our surprise and distress when that serious letter was promptly forwarded to Mr. Falcone, the subject of the questions identified in our correspondence. This calls into question the independence of the Board and the degree to which they take their fiduciary and legal responsibilities seriously, but also implies that the incumbent Directors do not have oversight of the Company’s Chief Executive Officer. In a related email, Mr. Falcone bragged that he and his Board are “…here and do not plan on leaving anytime soon.” Legally, that is a decision that belongs to you, the HC2 shareholders. By signing and returning the Green consent card, you can help change that and prove Mr. Falcone wrong. We are distressed by the measures Mr. Falcone and his Board could take to remain entrenched atop the Company, exercising poor corporate governance and destroying value for stockholders.
Fortunately, we feel there is a clear solution and superior path forward to rectify the multitude of issues at hand: revamp the Board by installing an entirely new slate of highly-qualified, independent directors that will be completely focused on eradicating any conflicts and enhancing value for all stockholders. We contend that a completely reconstituted Board that includes our world-class Nominees will have the experience, integrity, cross-sector knowledge, and investment perspective required to overhaul management, and implement a new operating strategy to turn around HC2.

We Are Deeply Concerned with HC2’s Dismal Stock Price Performance Under the Incumbent Board and Mr. Falcone

Since Mr. Falcone’s tenure began approximately six years ago, there has been a steady erosion of stockholder value. HC2 has delivered very poor total stockholder returns (“TSR”) over one-year (-33.43%), three-year (-65.56%), five-year (-71.97%) and six-year (-35.14%) horizons.1 We find that the picture only gets bleaker when evaluating performance on a relative basis:

•	1-year TSR: -33.43% vs. S&P 500 return of 29.68%, Russell 3000 return of 28.72%, and 2019 proxy peer group[2] average return of 12.57%.
•	3-year TSR: -65.56% vs. S&P 500 return of 53.16%, Russell 3000 return of 50.34%, and 2019 proxy peer group average return of 13.77%.
•	5-year TSR: -71.97% vs. S&P 500 return of 80.79%, Russell 3000 return of 77.09%, and 2019 proxy peer group average return of 31.29%.
•	Falcone Tenure TSR: -35.14% vs. S&P 500 return of 101.82%, Russell 3000 return of 95.92%, and 2019 proxy peer group average return of 32.51%.

We Are Deeply Concerned That Mr. Falcone and the Incumbent Board Have Failed to Close the Significant Gap That Has Persisted Between HC2’s Share Price and its Stated Net Asset Value

Although publicly-listed holding companies often trade at modest discounts to their Net Asset Value (“NAV”) calculations, we feel HC2’s valuation gap is excessive and persistent. We believe the lack of a credible and well-articulated strategy to address the fact that HC2’s shares trade at a consistent discount to NAV of more than 80%3 has contributed to the discount. We contend a wholesale refreshment of the Board is particularly warranted when taking into account the decisions and inaction in the boardroom are what have contributed to this extremely large valuation gap.
We Are Deeply Concerned with What Appears to be the Board’s Inability or Failure to Check a Pattern of Related Party Transactions Involving Mr. Falcone’s Entities

We believe the Company may be engaged in a string of related party transactions that, based on the Company’s limited disclosure, appear to have benefited Mr. Falcone at the expense of stockholders. HC2’s most recent 10-Q discloses that in January 2015, the Company entered into a "Services Agreement" with Harbinger Capital Partners (Mr. Falcone’s investment management firm).4 The firm is currently extracting approximately $4 million per year through an opaque "Services Agreement." We were also concerned to learn that in 2018, HC2 entered into a costly 75-month lease for office space previously occupied by Harbinger Capital Partners.5 We do not think it is appropriate for a small public company to have a large office on Park Avenue occupied in the past by a once sizable alternative asset management firm.

1 Bloomberg; TSR reflects share price and performance up until January 14, 2020, which is the day before the Reporting Persons filed a 13D with the Securities and Exchange Commission. TSR assumes dividends reinvested.
2 The “2019 proxy peer group” includes: Cannae Holdings, Inc., Carlisle Companies, Inc., Compass Diversified Holdings, 2CSW Industrials, Inc., E.W. Scripps Co., Entravision Communications, Gannett Co., Inc., Legg Mason, Inc., Meredith Corp., Opko Health, Inc., Prestige Brands Holdings, Inc., Raven Industries Inc., Spectrum Brands Holdings and Steel Partners Holdings LP
3 As of market close on January 14, 2020, which is the day before the Reporting Persons filed a 13D with the Securities and Exchange Commission, HC2’s shares were trading at $2.27. A sum-of-the-parts valuation of $12.50 was set forth by B.B. Riley FBR, Inc. in its February 10, 2020 report. The valuation date for the B.B. Riley FBR, Inc. report was February 10, 2020 and the trading price for the Company’s shares as of that date was $3.99.
4 HC2’s FORM 10-Q For Third Quarter 2019.
5 HC2 Form 10-Q for September 2018 (https://www.sec.gov/Archives/edgar/data/1006837/000100683718000131/hc2holdings-2018q310q.htm#s45978E941B0E5A6BAD15CC9FD3D19234); HC2 Form 10-Q for June 2019 (https://www.sec.gov/Archives/edgar/data/1006837/000100683718000095/hc2holdings-2018q210q.htm#s6A3D54E7419B5B8DB1294A30E34649A6).

We Are Deeply Concerned with Mr. Falcone’s History of Regulatory and Legal Issues, Which Are Uncommon for a Public Company Chairman and Chief Executive Officer

We are concerned about the appropriateness and legitimacy of the services that HC2 may be receiving from Mr. Falcone and his affiliates, especially given past infractions. Mr. Falcone entered into a settlement agreement with the SEC in 2013 after admitting wrongdoing and agreeing to a ban from the investment advisor industry, including a prohibition on adding new clients.6 Yet he and Harbinger Capital Partners still established a "Services Agreement" in 2015 with HC2, which controls more than $4 billion of securities via Continental General, its insurance subsidiary.7 It is also noteworthy that although HC2 has a significant amount of capital invested in the insurance space, the person in control of HC2—Mr. Falcone is actually banned from the sector in several states, including New York.8 In addition, numerous public reports have noted that Mr. Falcone was previously fined $18 million by the SEC and was thereafter required to pay more than $30 million to New York State to settle a tax evasion case.9 Finally, Mr. Falcone’s financial practices are again being scrutinized, as Melody Business Finance LLC, a respected creditor, has filed a lawsuit against Mr. Falcone in the New York State Supreme Court for more than $65.8 million. 10 The lawsuit contains shocking allegations that after Mr. Falcone allegedly defaulted on a series of loans and failed to follow through on his unconditional personal guaranty, he improperly and willfully sold some of the underlying collateral. The court filings are publicly available on the New York Supreme Court website (http://ww2.nycourts.gov/courts/1jd/supctmanh/index.shtml) under Index No. 651155/2020.  Similarly, it was recently publicly disclosed that his accomplished former law firm not only obtained a substantial judgment against him, but even froze his personal assets.11 We urge shareholders to read the press reports for themselves and decide if they can think of any other public company CEO facing such devastating public financial accusations.
We Are Deeply Concerned with the Composition and Qualification of the Current Board

A review of HC2’s 2019 Proxy Statement and other publicly-available information reveals that a majority of the incumbent directors have long-standing connections to Mr. Falcone through relationships and ties stemming from professional endeavors, leading us to once again strongly question the level of independence in the boardroom. We also contend that multiple members of the Board are either underqualified in business segments of relevance to HC2 or have track records that include poor performance and regulatory issues. We believe it is notable that Board member Robert V. Leffler, Jr., who served as Lead Independent Director from June 2016 through February 2020, failed to check Mr. Falcone’s transactions with related parties over the course of several years and continues to lack any stated expertise in construction, insurance, energy, and marine services. While Mr. Leffler does have stated expertise in the advertising space, we fail to see how that qualifies him for his past or present roles on the Board of a diversified holding company. We also feel it is deeply distressing that Board member Lee S. Hillman was Chairman and Chief Executive Officer at Bally Total Fitness prior to its bankruptcy and during the period in which the SEC ultimately focused on during its investigation of the entity’s accounting practices.12 We believe Mr. Hillman’s leadership of a business that had to settle accounting fraud charges needs to be assessed by stockholders when they are contemplating the Board’s ability to address HC2’s high costs, sizable debt load, and related party transactions involving Mr. Falcone. Lastly, given Mr. Falcone’s own history of regulatory issues and the current volume of legal proceedings he is facing related to reported personal financial difficulties, we firmly believe that his service as Chairman—and involvement at any level of the Company—is not in stockholders’ best interests.

6 U.S. Securities and Exchange Commission, August 2013; “Philip Falcone and Harbinger Capital Agree to Settlement” (https://www.sec.gov/news/press-release/2013-159).
7 HC2’s FORM 10-Q For Third Quarter 2019.
8 Reuters, October 2013; “Fund Manager Falcone banned from insurance unit: NY officials” (https://www.reuters.com/article/us-hedgefunds-falcone/fund-manager-falcone-banned-from-insurance-unit-ny-officials-idUSBRE9960LQ20131007).
9 U.S. Securities and Exchange Commission, August 2013; “Philip Falcone and Harbinger Capital Agree to Settlement” (https://www.sec.gov/news/press-release/2013-159).
10 Bloomberg, February 2020; “Philip Falcone Sued Over Alleged $65.8 Million Default, Warhol Painting” (https://www.bloomberg.com/news/articles/2020-02-21/falcone-sued-over-alleged-65-8-million-default-warhol-painting).
11 Dealbreaker, March 9, 2020; “Please Tell Me No One Smells Roasting Pork At The Falcone House” (https://dealbreaker.com/2020/03/falcone-assets-frozen).
12 U.S. Securities and Exchange Commission, February 2008; “Bally Total Fitness Settles Financial Fraud Charges With SEC” (https://www.sec.gov/litigation/litreleases/2008/lr20470.htm).

We Are Deeply Concerned with the Board’s Seeming Inability to Curtail Excessive and Questionable Corporate Expenses

HC2’s “Non-Operating Corporate” segment lost $25.9 million in “Adjusted EBITDA” in 2018.13 In addition, management was paid more than $4 million in equity compensation that year.14 That brings total corporate expenses over the full-year period to more than $30 million. Given that HC2 had a market capitalization of approximately $100 million at the end of 2018, we find this level of spending to be damning evidence of excessive waste and validation of our view that Mr. Falcone and the Board are not prioritizing independent stockholders’ interests. It is also worth highlighting that expenses continued to spiral out of control in 2019, with “Adjusted EBITDA” of negative $15.2 million through the end of September 2019.15

We Have a Superior Path Forward: Our Nominees Possess the Experience, Expertise and Independent Ownership Mentality Needed to Maximize Value for All of HC2’s Stockholders

For the reasons set forth above, we believe the current board has demonstrated its inability to act in stockholders best interests, its inability to provide proper oversight of its Chairman & CEO, and its failure to hold him accountable for the destruction of stockholder value that has marked his tenure as Chairman & CEO of HC2.  In contrast, our six highly-qualified Nominees will apply their collective experience and knowledge to pursuing the right strategy for unlocking HC2’s full potential, ridding the Company of inappropriate conflicts, and closing the excessive valuation gap that has been eroding stockholder value for years. We believe significant opportunities exist to immediately unlock stockholder value. After conducting a thorough analysis of HC2’s deficiencies and needs, we worked to assemble a world-class slate of directors that have experience investing in companies and operating businesses across the Company’s priority sectors. Our nominees possess diverse expertise in insurance, energy, telecommunications, investment management, operational turnarounds, debt restructurings, and regulatory affairs—all areas that will support our plan and our long-term vision for enhancing stockholder value. We believe a small company such as HC2 would be fortunate to have such accomplished individuals as stewards of their investment.

Our nominees are as follows:

Nominee	Select Experience	Notable Skill Sets
George R. Brokaw
•    Private investor through several private and public investment vehicles
•    Director of DISH Network Corporation (NASDAQ: DISH), Alico, Inc., and Consolidated Tomoka Inc.
•    Former director at Highbridge Principal Strategies, LLC, Perry Capital, LLC, and Lazard Frères & Co. LLC
• Telecommunications • Corporate governance expert • M&A execution / diligence • JD and MBA

13 HC2’s Fourth Quarter and Full Year 2018 Results.
14 HC2’s 2019 Proxy Statement.
15 HC2’s Third Quarter 2019 Results.

Kenneth S. Courtis	• Financial executive specializing in investment banking and governance • Chairman of Starfort Investment Holdings • Previously director of Goldman Sachs and Deutsche Bank Asia	• Corporate governance expert • Investment strategist with 30-year track record • Banking expert • MBA and Doctorate with honors
Michael Gorzynski	• Managing member of MG Capital Management, Ltd. • Previously investment manager in special situations at Third Point, LLC • Manager of dozens of large-scale bank and insurance company restructurings	• Seasoned investment manager • Debt restructuring expert • Insurance and banking • MBA, Harvard
Robin Greenwood
•    George Gund Professor of Finance and Banking and Head of the Finance Unit at Harvard Business School
•    Member of Financial Advisory Roundtable of the Federal Reserve Bank of New York
•    Research at the National Bureau of Economics Research
• Financial industry expert • Seasoned advisor • Insurance and pensions • PhD in Economics, Harvard
Liesl Hickey	• Partner at Ascent Media • Senior advisor at Guide Post Strategies, Blitz Canvassing and Pathway Partners • Previously executive director of the National Republican Congressional Committee (“NRCC”)	• Political strategist • Issue advocacy • Regulatory insights • Fellow at the University of Chicago’s Institute of Politics
Jay Newman
•    Managing member of Ginzan Management Ltd.
•    Previously senior portfolio manager and member of the Management Committee at Elliott Management Corporation
•    40 years of experience working in finance as a lawyer, investment banker and principal investor
• Financial industry expert • Corporate governance expertise • Stockholder communications • Columbia Law School

We intend to provide more detail and information about our proposed path forward and plan for a better HC2 in the weeks to come. If elected, our Nominees will be fully committed to carrying out its articulated vision in an efficient and timely manner in order to put HC2 on the road to strong value creation.

PROPOSAL 1 — THE BYLAW RESTORATION PROPOSAL
We are asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to remove all six of the current directors (as well as any other person or persons appointed to the Board to fill any vacancy or any newly-created directorships) and the election of the Nominees through changes to the Bylaws not filed with the SEC on or before  March 12, 2019, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of the Company. The Bylaw Restoration Proposal sets aside any Bylaw Amendment that has been adopted after March 12, 2019 until such time as the stockholders of the Company have an opportunity to review and ratify each Bylaw Amendment at an annual or special meeting and/or by written consent. The following is the text of the Bylaw Restoration Proposal:
“RESOLVED, that any provision of the Bylaws of HC2 Holdings, Inc. as of the effectiveness of this resolution that was not included in the Fourth Amended and Restated By-Laws filed with the Securities and Exchange Commission on March 12, 2019 (each, a “Bylaw Amendment”), be and are hereby suspended, rendered temporarily ineffective, stayed and shall have no force or effect until such time as the stockholders of the Company have approved each Bylaw Amendment at an annual or special meeting and/or by written consent.”
If the Board does not affect any additional changes to the version of the Bylaws publicly available in filings by the Company with the SEC on or before March 12, 2019, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made additional changes since that time, such as amending the provision in the Bylaws to change the procedure by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will suspend and render temporarily ineffective the change and restore the Bylaws to the version that was publicly available in filings by the Company with the SEC on March 12, 2019, without considering the nature of any changes the incumbent Board may have adopted.  As a result, the Bylaw Restoration Proposal could have the effect of setting aside bylaw amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal preserves all Bylaw Amendments to be considered by stockholders at the Company’s next annual or special meeting and/or by written consent, if the Board so chooses. The Participating Stockholders are not currently aware of any specific bylaw provisions that would be suspended by the adoption of the Bylaw Restoration Proposal.
WE URGE YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL.

PROPOSAL 2 — THE REMOVAL PROPOSAL
We are asking you to consent to the Removal Proposal to remove all six members of the existing Board, as well as any other person or persons appointed to the Board to fill any vacancy or any newly-created directorships (which, for the avoidance of doubt, excludes persons elected pursuant to this consent solicitation). The following is the text of the Removal Proposal:
“RESOLVED, that Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee Hillman, Julie Springer and any other person elected or appointed to the board of directors of the Company (the “Board”) at any future time or upon any event (other than those elected by this consent solicitation) be, and each of them hereby is, removed from the Board.”
The Board is currently composed of six directors.
Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the corporation’s directors, subject to exceptions if the corporation has a classified board or permits cumulative voting in the election of its directors. The Bylaws and Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), state that directors shall serve for a term of one year and shall be elected by a majority of the votes cast with respect to each director, and therefore the Company does not have a “staggered” or “classified” board or cumulative voting in the election of its directors. Consequently, Section 141(k) of the DGCL permits the stockholders of the Company to remove any director or the entire Board without cause. This is what we are asking you to do. If you wish to consent to the removal of certain of the members of the Board, but not all of them, you may do so by checking the appropriate “consent” box on the enclosed GREEN consent card and writing the name of each such director that the stockholder does not wish to remove. We do not intend to seek to increase the number of Board members if stockholders do not consent to the removal of one or more directors.  If fewer than six directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal (i.e., affirmative consent of the holders of at least a majority of the shares entitled to vote) than the number of such resulting vacancies, then, provided that our Nominees constitute a majority of the newly re-constituted Board, the Board intends to appoint the Nominees receiving the most votes in descending order (i.e., the Nominee receiving the highest number of consents will be appointed first, the Nominee receiving the second highest number of consents will be appointed second, and so forth, until there are no remaining vacancies, provided that each appointed Nominee has received the affirmative consent of the holders of at least a majority of the shares entitled to vote).
The Participating Stockholders will file and deliver a supplement to the consent statement confirming the number of Common Stock and Preferred Stock outstanding as of the Record Date and the number of consents that would be required to approve the Proposals, once that information is known
The consent of the holders of at least a majority of the holders of the outstanding voting securities would be necessary to effect Proposal 2 and remove the six members of the Board. If any stockholder consenting to Proposal 2 writes in the name of any existing directors that such stockholder does not wish to be removed, then the total number of shares represented by any such consent card will be subtracted from the total number of shares consenting to the removal of such director pursuant to Proposal 2. In the event that holders of less than a majority of the shares of outstanding voting securities consent to the removal of any existing director, then such director will not be removed pursuant to Proposal 2. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.
WE URGE YOU TO CONSENT TO THE REMOVAL PROPOSAL.

PROPOSAL 3 — THE ELECTION PROPOSAL
We do not believe the current Board has been acting in the best interests of the stockholders, as discussed in further detail in the “Reasons for the Solicitation” section of this Consent Statement. Accordingly, we are asking you to consent to elect, without a stockholders’ meeting, each of the following individuals to serve as a director of the Company: George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman. The following is the text of the Election Proposal:
“RESOLVED, that George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, are hereby elected to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if there are additional vacancies on the board of directors, any other person designated as a nominee by the affirmative vote of a majority of the newly elected Board).”
All of the Nominees, if elected, would serve as a single class together on the Board. Each would hold office until such person’s successor has been elected or until such person’s death, resignation, retirement, or removal. If six incumbent directors are removed pursuant to the Removal Proposal, then your consent to elect the Nominees will have the legal effect of electing to the Board our six highly qualified director Nominees to serve on a Board composed of six members.
If we are successful in its solicitation of written consents to remove and replace all existing members of the Board, then a change in control of the Board may be deemed to have occurred under certain of the Company’s material contracts and agreements. Such a change in control may trigger change in control provisions or payments in certain of the Company’s plans and agreements, including in the Company’s employment and/or severance agreements with its named executive officers and, potentially, certain equity plans.
According to the Company’s preliminary consent revocation statement, each of the (i) Certificate of Designation of Series A Convertible Participating Preferred Stock (the “Series A Certificate of Designation), (ii) the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Certificate of Designation,” and together with the Series A Certificate of Designation, the “Certificates of Designation”), each governing the Preferred Stock, (iii) the Company’s Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second Amended Plan”) and (iv) the Company’s Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended Plan” and together with the Second Amended Plan, the “Equity Plans” and together with the Certificates of Designation, the “Affected Documents”), contain a “change in control” provision, which would be triggered in the event the Removal Proposal and the Election Proposal are approved.  Based on our review of the “change in control” provisions of the Affected Documents, we believe these provisions were designed and adopted with the express purpose to be entrenchment mechanics for the incumbent Board and nominees of Mr. Falcone’s choosing.  In particular, we note that definition of “Change of Control” under each of the Certificates of Designation includes a specific carve-out for directors nominated or elected to the Board by any HRG Affiliate – which is broadly defined to include Philip A. Falcone,  the Harbinger entities or generally any entity that controls, is controlled by or is under common control with Philip A. Falcone or the Harbinger entities.
If the Removal Proposal and the Election Proposal are approved, then the newly constituted Board intends to immediately engage with the Preferred Shareholders and the participants under the Equity Plans in order to waive, restructure or otherwise amend the potential consequences of a change of control under the Affected Documents in order to maximize Company cash.  The Participants cannot predict the outcome of such negotiations and we can make no assurances that there will not be any material consequences triggered by the success of this consent solicitation under the terms of the Affected Documents.

Further, we have not conducted any review of agreements entered into by the Company other than those disclosed in the Company’s public filings and, if additional affected agreements exist, we can make no assurances that there will not be any material consequences triggered by the success of this consent solicitation under the terms of any such agreement.
THE NOMINEES
The following information sets forth the name, age, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The specific experience, qualifications, attributes, and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth in the bios below.
George R. Brokaw, 52, currently serves as a Managing Partner of Trail Creek Partners, which he joined in 2019. Mr. Brokaw is a private investor through several private and public investment vehicles. Prior to Trail Creek Partners, from October 2013 to November 2018, he served as a General Partner of the investment firm Trafelet Brokaw & Co., LLC. Prior to forming Trafelet Brokaw & Co., Mr. Brokaw served as Managing Director of Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC. Mr. Brokaw previously held senior roles at Perry Capital, LLC, and Lazard Freres & Co. LLC. Mr. Brokaw has extensive board experience and is a member of the Board of Directors of Alico, Inc. (NASDAQ: ALCO), which he joined in November 2013, Consolidated-Tomoka Land Co. (NYSEAMERICAN: CTO), which he joined in 2018, and DISH Network Corporation (NASDAQ: DISH), which he joined in October 2013. He has significant public company Audit, Compensation, Nominating & Executive Committee experience and is currently a member of each of the foregoing committees of DISH. He also serves on several not-for profit boards including the French American Foundation, Huguenot Society of America and the Society of Mayflower Descendants. He previously served as a director to several public and private companies, including: Modern Media Acquisition Corp., North American Energy Partners Inc., Capital Business Credit LLC, Timberstar, Capital Business Credit LLC, Exclusive Resorts, LLC, and Value Place Holdings LLC. Mr. Brokaw received a B.A. degree from Yale University, a J.D./M.B.A. from the University of Virginia and is a member of the New York Bar. We believe that Mr. Brokaw’s extensive financial and governance experience would make him a beneficial addition to the Board.
Kenneth S. Courtis, 64, is a financial executive with over 30 years of investment banking and board of directors experience. Since January 2009, Mr. Courtis has served as the Chairman of Starfort Investment Holdings. Previously, he served as Vice Chairman and Managing Director of Goldman Sachs, and Chief Economist and Investment Strategist of Deutsche Bank Asia. He is and has been a member of the boards and advisory councils of a number of leading international firms, including Emerson, Daimler, CapitaLand (OTCMKTS: CLLDY), China National Offshore Oil Corporation and GEMS private equity funds. He is associated with NM Capital Partners, a Hong Kong based private equity firm focused on China. He received an undergraduate degree from Glendon College in Toronto and an M.A. in international relations from Sussex University in the United Kingdom. He earned an MBA at the European Institute of Business Administration and received a Doctorate with honors and high distinction from l’Institut d’etudes politiques, Paris.
Michael Gorzynski, 42, is the managing member MG Capital Management Ltd. a family office focused on complex value oriented investments, which he joined in 2012. From 2006-2011, he invested in special situations globally at Third Point, LLC, a large asset management firm, where he focused on macro, event-driven, distressed, and private investments across the capital structure (equity, hybrids, bonds, & loans). He is an expert in restructurings and in the insurance and banking industries having participated in dozens of large scale bank and insurance company restructurings. Mr. Gorzynski has led investments in a variety of sectors and industries globally. He began his career at Credit Suisse First Boston in the technology investment banking group and at Spectrum Equity Investors, a private equity fund in Boston. He earned a BA from the University of California, Berkeley, and received an MBA from Harvard Business School. He was a visiting scholar in the Finance Department at Harvard Business School where he taught value investing.

Robin Greenwood, 43, has been the George Gund Professor of Finance and Banking at Harvard Business School, or HBS, since 2013 and began serving as Head of the Finance Unit in 2018. At HBS he is the faculty director of the Behavioral Finance and Financial Stability project and co-chairs the Business Economics PhD program. Professor Greenwood also currently serves as a member of the Financial Advisory Roundtable of the Federal Reserve Bank of New York and a Research Associate at the National Bureau of Economics Research, which he joined in 2017. His research has focused on the insurance and pension industries, financial institution stability, regulatory capital adequacy, credit, and interest rate markets. Professor Greenwood received a Ph.D. from Harvard in Economics, and B.S. degrees in Economics and Mathematics at MIT.
Liesl Hickey, 46, is a veteran political strategist who has worked at the highest levels of politics and issue advocacy. She has extensive experience dealing with regulatory, political and public policy issues related to government and the private sector. She has directed large-scale campaign operations and high-profile public affairs efforts for trade, energy, and healthcare issues. She has spent her political career crafting messages and strategies with a focus on women. Since 2016, Ms. Hickey has served as a senior advisor at each of Guide Post Strategies, Blitz Canvassing and Pathway Partners, and as a partner at Ascent Media. In addition, since 2015, she has provided political consulting services through RAE LLC. Prior to that, from 2015 to 2016, she served as an executive director of Right to Rise and a partner at Patchwork Productions. From 2013 to 2014, Ms. Hickey was the Executive Director of the National Republican Congressional Committee (NRCC). Ms. Hickey was previously Chief of Staff to then-Rep. Mark Kirk (IL). Hickey also was a Senior Director for Campaigns at Bono’s ONE Campaign where she oversaw a $40M national, presidential advocacy effort to fight global poverty and disease. She was a fellow at the University of Chicago’s Institute of Politics and a contributor to the Wall Street Journal’s former “think tank”. Hickey is a graduate of Southern Methodist University.
Jay Newman, 68, is currently serving as the Managing Member of Ginzan Management Ltd., a family office he founded in 2016. He has over 40 years of experience working in the finance industry as a lawyer, investment banker and principal investor. Immediately prior to establishing Ginzan, Mr. Newman was a Senior Portfolio Manager and Member of the Management Committee at Elliott Management Corporation where he worked for over 20 years. He has managed and led some of the largest and most complex distressed sovereign debt restructurings and refinancings globally. Previously, he worked as a managing director at multiple investment banks including: Morgan Stanley, Dillon Read and Shearson Lehman. After completing a Federal Appeals Court Clerkship he began his career as an associate at Cravath Swaine & Moore. He is a graduate of Yale College, Columbia Law School and completed an LLM in Tax at NYU.
The principal business address for Mr. Brokaw                                                                                                                is 27 Great Jones Street, Unit 6E, New York, NY 10012. The principal business address for Mr. Courtis is 1101 May Tower 1, 7 May Tower Road, Mid-Levels, Hong Kong. The principal business address for Mr. Gorzynski is 595 Madison Avenue, 29th Floor, New York, NY 10022. The principal business address for Professor Greenwood is Harvard Business School, Baker Library, Boston, MA 02163. The principal business address for Ms. Hickey is Ascent Media, 1509 16th St. NW, Washington DC 20036. The principal business address for Mr. Newman is 465 Smithfield Road, Millerton, NY 12546.

We believe that each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable New York Stock Exchange listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. It is in this context that we use the word “independent” in describing its nominees.
Each of the Nominees other than Mr. Courtis is a citizen of the United States of America. Mr. Courtis is a citizen of Canada.
Other than as disclosed in herein, there are no arrangements or understandings between Percy Rockdale, MG Capital Management or their affiliates and the Nominees or any other person or persons pursuant to which the nominations are to be made by Percy Rockdale and MG Capital Management.
As described more fully in the caption “ADDITIONAL PARTICIPANT INFORMATION”, as of the date hereof, by virtue of his positions as sole Manager of Percy Rockdale and sole Director of MG Capital Management, Mr. Gorzynski may be deemed to beneficially own 2,649,038 shares of Common Stock, consisting of (i) the 2,639,038 shares of Common Stock beneficially owned by the Percy Rockdale and (ii) the 10,000 shares of Common Stock beneficially owned by MG Capital Management Ltd. For information regarding transactions during the past two years in securities of the Company that by Mr. Gorzynski may be deemed to beneficially own, see Schedule I.  As of the date hereof, Mr. Brokaw owns 40,000 shares of Common Stock. As of the date hereof, Mr. Courtis owns 237,336 shares of Common Stock. The shares of Common Stock owned by Messrs. Brokaw and Courtis were each purchased in the open market with personal funds. As of the date hereof, none of the other Nominees own any shares of Common Stock.
The Election Proposal is conditioned, in part, upon the effectiveness of the Removal Proposal. If none of the members of (or appointees to) the Board are removed pursuant to the Removal Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal.  If fewer than six directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal (i.e., affirmative consent of the holders of at least a majority of the shares entitled to vote) than the number of such resulting vacancies, then, provided that our Nominees constitute a majority of the newly re-constituted Board, the Board intends to appoint the Nominees receiving the most votes in descending order (i.e., the Nominee receiving the highest number of consents will be appointed first, the Nominee receiving the second highest number of consents will be appointed second, and so forth, until there are no remaining vacancies, provided that each appointed Nominee has received the affirmative consent of the holders of at least a majority of the shares entitled to vote).
Although we have no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees are not available for election, we may designate such other nominee or nominees to be elected to the Board. In such case, we would identify and properly designate such substitute nominees in accordance with the Bylaws as well as file an amended consent statement that (1) identifies the substitute nominee, (2) discloses whether such nominee has consented to being named in the revised consent statement and to serve if elected, and (3) includes the disclosure required by Items 5(b) and 7 of Schedule 14A with respect to such nominee, and shares of Common Stock and Preferred Stock represented by the enclosed GREEN consent card will be voted for such substitute nominee(s). Each of the Nominees has agreed to be named in this Consent Statement and to serve as a director of the Company, if elected. The GREEN consent card delivered with this Consent Statement provides each stockholder with the opportunity to approve the Election Proposal in part by designating the names of any of the Nominees whom such stockholder does not want elected to the Board.
WE URGE YOU TO CONSENT TO THE ELECTION OF ALL SIX OF THE NOMINEES.

CONSENT PROCEDURES
Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a special or annual meeting of the corporation’s stockholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. the Company’s Certificate of Incorporation, as amended, does not contain any such contrary provision.
Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the corporation’s directors, subject to exceptions if the corporation has a classified board or cumulative voting in the election of its directors. The Company does not have a classified board or cumulative voting in the election of its directors. Accordingly, under Delaware law, the entire Board or any individual director may be removed from office, with or without cause, by the affirmative vote of stockholders holding at least a majority of the then outstanding shares of the Company entitled to vote at an election of directors.
Article I, Section 1.9 of the Bylaws states, in relevant part, that “any action which may be taken at any annual meeting or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted”. Article II, Section 4 of the Bylaws currently states, in relevant part, that “[e]ach director shall be elected by a vote of the majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present”. If fewer than six directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal (i.e., affirmative consent of the holders of at least a majority of the shares entitled to vote) than the number of such resulting vacancies, then, provided that our Nominees constitute a majority of the newly re-constituted Board, the Board intends to appoint the Nominees receiving the most votes in descending order (i.e., the Nominee receiving the highest number of consents will be appointed first, the Nominee receiving the second highest number of consents will be appointed second, and so forth, until there are no remaining vacancies, provided that each appointed Nominee has received the affirmative consent of the holders of at least a majority of the shares entitled to vote).
Under Section 141(f) of the DGCL and Article I, Section 9 of the bylaws, for the Proposals to be effective, properly completed and unrevoked written consents must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. On March 13, 2020, we delivered the initial written consent to the Company. Consequently, we will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the outstanding voting securities as of the close of business on the Record Date no later than May 12, 2020. Nevertheless, we intend to set May 7, 2020, as the target date for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to submit to the Company consents at any time within 60 days of the earliest dated written consent delivered to the Company.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of this consent solicitation.
Holders of record of Common Stock and Preferred Stock outstanding as of the Record Date are entitled to consent on the items set forth in our Consent Statement.  We are commencing our solicitation of consents on or about April 3, 2020. Each stockholder of record on April 2, 2020 who has not yet received a Consent Statement prior to that date will receive a Consent Statement and have the opportunity to consent on the matters described in the Consent Statement.  Consents delivered prior to the Record Date will be valid and effective so long as the stockholder providing the consent is a holder of record on the Record Date. If you are not a holder of record on the Record Date, any consent you deliver will be invalid and will not be counted.  If you deliver a consent prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another consent after the Record Date. If you deliver a consent prior to the Record Date and do not revoke that consent, your consent will be deemed to cover the number of shares you own on the Record Date even if that number is different from the number of shares you owned when you executed and delivered your consent.  Consents received from persons who are not holders of record on the Record Date will not be effective.
Revocation of Written Consents
An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the record holder that granted such consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to us or to the principal executive offices of the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to the Participating Stockholders, c/o Saratoga, at the address set forth on the back cover of this Consent Statement, so that we will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents have been received.
Procedural Instructions
Your shares of Common Stock and Preferred Stock may either be registered in your own name (that is, you are the record holder) or you may hold your shares in “street” name with a bank, broker firm, dealer, trust company, or other nominee, in which case only they can exercise your right to consent with respect to your shares of Common Stock and Preferred Stock upon receipt of your instructions. To exercise your right to consent:
If you are the record holder of your shares:
Please complete the enclosed GREEN consent card by marking either the “Consent,” “Withhold Consent,” or “Abstain” box for each of the three Proposals, then sign, date, and return the consent to us using the postage-paid envelope provided.
If your shares are held in “street” name:
To provide instructions to your bank, broker firm, dealer, trust company, or other nominee, please complete the enclosed GREEN consent instruction form by placing an “X” in the box labeled “Consent,” “Withhold Consent,” or “Abstain” next to each of the items under the three Proposals on the enclosed GREEN consent card, then sign and date your card and return it using the enclosed pre-paid return envelope.

WE URGE YOU TO CONSENT TO ALL OF THE PROPOSALS ON THE ENCLOSED GREEN CONSENT CARD
SOLICITATION OF CONSENTS
The solicitation of consents pursuant to this consent solicitation is being made by the Participating Stockholders. It is anticipated that the participants will participate in the solicitation of consents in support of our Nominees set forth in this Consent Statement. The participants will receive no additional consideration if they assist in the solicitation of consents. Solicitations of consents may be made in person, by telephone, by email, through the internet, by mail or by facsimile.  We have entered into an agreement with Saratoga Proxy for solicitation and advisory services in connection with this solicitation, for which Saratoga Proxy will receive a fee not to exceed $100,000, together with reimbursement for its reasonable out-of-pocket expenses. It is anticipated that Saratoga Proxy will employ approximately 15 persons to solicit stockholder consents.  Although no precise estimate can be made at the present time, it is estimated that the total expenditures in furtherance of, or in connection with, the solicitation of stockholders will be approximately $650,000. The total expenditures to date in furtherance of, or in connection with, the solicitation of stockholders is approximately $160,000.
Costs related to this solicitation of consents, including expenditures for attorneys, accountants, public relations, and financial advisors, proxy solicitors, advertising, printing, transportation, and related expenses will be borne by the Participating Stockholders. To the extent legally permissible, the Participating Stockholders will seek reimbursement from the Company for those expenses if any of our Nominees are elected. The Participating Stockholders do not currently intend to submit the question of such reimbursement to a vote of the stockholders.
ADDITIONAL PARTICIPANT INFORMATION
Each of Percy Rockdale LLC, MG Capital Management Ltd., Rio Royal LLC and each Nominee is a participant in this solicitation (the “Participants”). The principal business of the Percy Rockdale and Rio Royal LLC is investing in securities. The principal business of MG Capital Management Ltd. is to serve as an investment holding company. Mr. Gorzynski’s principal occupation is investing, and directing the investment of, assets, including by serving as the sole Manager of Percy Rockdale and Rio Royal LLC, and the sole Director of MG Capital Management Ltd. The principal business address of each of Percy Rockdale, Rio Royal LLC and MG Capital Management Ltd is 595 Madison Avenue, 29th Floor, New York, NY 10022.
As of the date hereof, the Rio Royal LLC beneficially owned 10,000 shares of Common Stock. MG Capital Management Ltd., as the investment manager of Rio Royal LLC, may be deemed the beneficial owner of the 10,000 shares owned by the Rio Royal LLC. Mr. Gorzynski, as the sole Manager of Rio Royal LLC and Percy Rockdale, may be deemed the beneficial owner of the 10,000 shares owned by the Rio Royal LLC and the 2,639,038 shares owned by Percy Rockdale.
The shares of Common Stock beneficially owned by the each of Percy Rockdale and Rio Royal LLC were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted.  As of the date hereof, 100,000 of Mr. Courtis’ 237,336 shares of Common Stock are held in a margin account.  Except as otherwise disclosed herein, as of the date hereof, none of the shares of Common Stock held in margin accounts were pledged as collateral security.  For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule I.

Please see “PROPOSAL 3” for further information concerning the Nominees, including their principal businesses, business addresses and shares of Common Stock beneficially owned.
Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; (x) no Participant in this solicitation or any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any of the Proposals to be acted on in this solicitation; (xii) no Nominee holds any positions or offices with the Company; (xiii) no Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any of the Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.  There are no material proceedings to which any Nominee or any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.
There are no material proceedings to which any Participant in this solicitation or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
A stockholder seeking to have a proposal included in the proxy statement for the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including shareholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, for a stockholder proposal to be considered for inclusion in next year’s Proxy Statement, it must have been submitted in writing to the Company’ Corporate Secretary no later than January 3, 2020, which is 120 days prior to the one-year anniversary of the date the 2019 Proxy Statement was first mailed or made available to shareholders. If the Company received notice after that date of a stockholder’s intent to present a proposal at the Company’s 2020 Annual Meeting, the Company has the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company’s proxy materials. However, if the date of the 2020 Annual Meeting changes by more than 30 days from the one-year anniversary of the date of the 2019 Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2020 Annual Meeting.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the Company’s next annual meeting of stockholders is based on information contained in the Company’s Bylaws and the DGCL. The incorporation of this information in this Consent Statement should not be construed as an admission by the Participating Stockholders that such procedures are legal, valid, or binding.
SPECIAL INSTRUCTIONS
Your shares of Common Stock and Preferred Stock may either be registered in your own name (that is, you are the record holder) or you may hold your shares in “street” name with a bank, broker firm, dealer, trust company, or other nominee, in which case only they can exercise your right to consent with respect to your shares of Common Stock and Preferred Stock upon receipt of your instructions.
If you were a holder of shares of Common Stock and/or Preferred Stock as of the close of business on the Record Date, you may elect to consent to, withhold consent to, or abstain with respect to the removal or election of any person from or to the Board by placing an “X” in the “CONSENT,” “WITHHOLD CONSENT,” or “ABSTAIN” box, as applicable, opposite each person on the accompanying GREEN consent card and signing, dating, and returning it promptly in the enclosed post-paid envelope. To exercise your right to consent:
If you are the record holder of your shares:
Please complete the enclosed GREEN consent card by marking either the “Consent,” “Withhold Consent,” or “Abstain” box for each of the three Proposals, then sign, date, and return the consent to us using the postage-paid envelope provided.
IF YOU EXECUTE AND DELIVER A GREEN CONSENT CARD, BUT FAIL TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT,” OR “ABSTAIN” FOR A PARTICULAR PROPOSAL, YOU WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT YOU WILL NOT BE DEEMED TO CONSENT TO EITHER (1) THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD, OR (2) THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN ON THE SPACE THE INSTRUCTION TO THE ELECTION PROPOSAL PROVIDES ON THE CARD.
If your shares are held in “street” name:
To provide instructions to your bank, broker firm, dealer, trust company, or other nominee, please complete the enclosed GREEN consent instruction form by placing an “X” in the box labeled “Consent,” “Withhold Consent,” or “Abstain” next to each of the items under the three Proposals on the enclosed GREEN consent card, then sign and date your card and return it using the enclosed pre-paid return envelope.

IF YOU EXECUTE AND DELIVER A GREEN CONSENT CARD, BUT FAIL TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT,” OR “ABSTAIN” FOR A PARTICULAR PROPOSAL, YOU WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL.
YOUR CONSENT IS IMPORTANT. PLEASE MARK AN “X” IN EACH BOX LABELED “CONSENT,” THEN SIGN AND DATE THE ENCLOSED GREEN CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE, AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If you have any questions or require any assistance in executing your consent, please contact Saratoga at the numbers listed below:

If you have any questions regarding your GREEN consent card or need assistance in executing your consent, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
14th Floor
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS CONSENT STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN A CONSENT REVOCATION STATEMENT TO BE FILED BY THE COMPANY RELATING TO THE PROPOSALS DESCRIBED HEREIN BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. THE PARTICIPATING STOCKHOLDERS WILL FILE AND DELIVER A SUPPLEMENT TO THE CONSENT STATEMENT REFERENCING THE DISCLOSURE TO BE INCORPORATED BY REFERENCE. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Percy Rockdale LLC

April 3, 2020

SCHEDULE I
TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Reporting Person	Date of Transaction	Number of Shares Purchased
Rio Royal	12/26/2019	5,000
Rio Royal	12/26/2019	5,000
Percy Rockdale	1/10/2020	1,500,000
Percy Rockdale	1/15/2020	800,000
Percy Rockdale	2/3/2020	122,000
Percy Rockdale	3/30/2020	217,038
George R. Brokaw	1/29/2020	5,000
George R. Brokaw	1/31/2020	3,000
George R. Brokaw	2/3/2020	1,000
George R. Brokaw	2/7/2020	1,000
George R. Brokaw	2/10/2020	8,000
George R. Brokaw	2/24/2020	3,001
George R. Brokaw	2/27/2020	5,000
George R. Brokaw	3/23/2020	3,999
George R. Brokaw	3/23/2020	10,000
Kenneth S. Courtis	1/6/2020	22,619
Kenneth S. Courtis	1/30/2020	7,964
Kenneth S. Courtis	2/3/2020	100,000
Kenneth S. Courtis	2/4/2020	6,753
Kenneth S. Courtis	2/27/2020	93,857
Kenneth S. Courtis	2/26/2020	6,143

I-1

SCHEDULE II
The following disclosure is reprinted from the Company’s Preliminary Consent Revocation Statement on Form PREC14A, filed with the Securities and Exchange Commission on March 27, 2020:
As of February 29, 2020, there were (i) 46,154,398 shares of Common Stock, (ii) 12,500 shares of Series A Preferred Stock equal to 2,988,181 shares of Common Stock on an as-converted basis, and (iii) 14,000 shares of Series A-2 Preferred Stock equal to 1,997,147 shares of Common Stock on an as-converted basis (however, pursuant to Delaware law, the 6,125 shares of Series A Preferred Stock and the 10,000 shares of Series A-2 Preferred Stock owned by Continental are not entitled to be voted in the Percy Rockdale Consent Solicitation). The Preferred Stock outstanding and entitled to vote (excluding those shares of Preferred Stock owned by Continental) are equal to 2,094,586 shares of Common Stock on an as converted basis, in each case, outstanding and entitled to vote. Therefore, as of February 29, 2020, there was a combined total of 48,248,984 shares of Common Stock and Preferred Stock on an as-converted basis (excluding those shares of Preferred Stock owned by Continental) outstanding and entitled to vote.
Except as otherwise indicated, the following table sets forth, as of March 20, 2020, certain information as to the beneficial ownership of Common Stock, Series A Preferred Stock and Series A-2 Preferred Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options or warrants or conversion of the Preferred Stock), that are exercisable or convertible as of, and within 60 days from, March 20, 2020, within the meaning of Rule 13d-3(d)(1) under the Exchange Act by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of March 20, 2020, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers is c/o HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

Name and Business Address of Beneficial Owner		Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Common Stock (1)		Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)		Percentage of Series A Preferred Stock (2)		Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)		Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Zazove Associates, LLC (4) 1001 Tahoe Boulevard Incline Village, NV 89451		3,596,570		7.8%		-		-		-		-		7.5%
Jefferies LLC (5) 520 Madison Ave New York, NY 10022		3,524,974		7.6%		-		-		-		-		7.3%
American Financial Group, Inc. (6) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, OH 45202		3,175,875		6.9%		-		-		-		-		6.6%
Lancer Capital LLC and its affiliates (7) 770 South Flagler Drive, Suite 800, West Tower West Palm Beach, FL 33401		3,034,621		6.6%		-		-		-		-		6.3%
Percy Rockdale LLC and its affiliates (8) 595 Madison Avenue, 29th Floor New York, NY 10022		2,587,336		5.6%		-		-		-		-		5.4%
Mittleman Brothers, LLC and its affiliates and/or affiliated funds (9) 105 Maxess Road, Suite 207 Melville, NY 11747		2,522,175		5.5%		-		-		-		-		5.2%
JDS1, LLC and its affiliates (10) 2200 Fletcher Avenue, Suite 501 Fort Lee, NJ 07024		2,511,124		5.4%		-		-		-		-		5.2%
Benefit Street Partners L.L.C. (11) and its affiliates and/or affiliated funds 9 West 57th Street, Suite 4700 New York, NY 10019		2,212,129		4.6%		6,375		100%		-		-		4.6%
Long Ball Partners, LLC (12) 2000 Avenue of the Stars, 9th Floor South Los Angeles, CA 90067		570,613		1.2%		-		-		4,000		100%		1.2%

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Common Stock on a stand-alone basis (1)		Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)		Percentage of Series A Preferred Stock (2)		Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)		Percentage of Series A-2 Preferred Stock (3)		Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Directors, Nominees, Named Executive Officers and Executive Officers and Directors as a group
Philip A. Falcone (13)	8,859,737		16.8%		-		-		-		-		16.1%
Michael J. Sena (14)	411,997		*		-		-		-		-		*
Joseph A. Ferraro	129,827		*		-		-		-		-		*
Suzi R. Herbst.(15)	97,250		*		-		-		-		-		*
Warren H. Gfeller	76,478		*		-		-		-		-		*
Lee S. Hillman	71,478		*		-		-		-		-		*
Robert V. Leffler, Jr.	66,097		*		-		-		-		-		*
Wayne Barr, Jr. (16)	870,156		1.9%		-		-		-		-		1.8%
Julie Totman Springer	-		*		-		-		-		-		*
All executive officers and directors as a group (9 people) (17)	10,583,020		19.8%		-		-		-		-		19.0%

*	Less than 1% of the outstanding common stock.
(1)
Shares of common stock of which a person has the right to acquire beneficial ownership within 60 days from March 20, 2020 are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.  Certain shares of Common Stock are issuable upon the conversion of the Company’s 7.5% convertible senior notes due June 1, 2022 (the “Convertible Notes”).

(2)
Each outstanding share of Series A Preferred Stock is presently convertible into approximately 239.05 shares of common stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A Preferred Stock at this ratio.

(3)
Each outstanding share of Series A-2 Preferred Stock is presently convertible into 142.65 shares of common stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio.

(4)
Based solely on a Schedule 13G filed with the SEC on January 7, 2020, by Zazove Associates, LLC, Zazove Associates, Inc. and Gene and Gene T. Prett. According to the Schedule 13G, the reporting persons have sole voting and dispositive power with respect to, and beneficially own, 3,596,575 shares of Common Stock, which are issuable upon the conversion of the Convertible Notes.

(5)
Based solely on a Schedule 13G filed with the SEC on February 13, 2017, by Jefferies LLC, Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation. According to the Schedule 13G, the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 3,524,974 shares of Common Stock.

(6)
Based solely on a Schedule 13G filed with the SEC on January 22, 2016, Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2017, Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2018, Amendment No. 3 to Schedule 13G filed with the SEC on January 25, 2019, and Amendment No. 4 to Schedule 13G filed with the SEC on January 31, 2020, by American Financial Group, Inc., American Financial Group, Inc. has sole voting and dispositive power with respect to, and beneficially owns, 3,175,875 shares of Common Stock, which amount consists of 1,007,421 shares of Common Stock and warrants to purchase 2,168,454 shares of Common Stock.

(7)
Based solely on a Schedule 13G filed with the SEC on February 7, 2020, by Lancer Capital LLC and Avram A. Glazer. According to the Schedule 13G, the reporting persons have sole voting and dispositive power with respect to, and beneficially own, 3,034,621 shares of Common Stock, 456,621 of which are issuable upon the conversion of the Convertible Notes.

(8)
Based solely on a Schedule 13D filed with the SEC on January 27, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on February 18, 2020, by Percy Rockdale LLC, Rio Royal LLC, MG Capital Management, Ltd., Michael Gorzynski, George R. Brokaw and Kenneth S. Courtis. According to the Schedule 13D, Percy Rockdale LLC has shared voting and dispositive power with respect to, and beneficially owns 2,422,000 shares of Common Stock, Rio Royal LLC and MG Capital Management Ltd. have shared voting and dispositive power with respect to, and beneficially own 10,000 shares of Common Stock, Michael Gorzynski has shared voting and dispositive power with respect to, and beneficially owns 2,432,000 shares of Common Stock, George R. Brokaw has sole voting and dispositive power with respect to, and beneficially owns 18,000 shares of Common Stock and Kenneth S. Courtis has sole voting and dispositive power with respect to, and beneficially owns 137,336 shares of Common Stock.

(9)
Based solely on a Schedule 13G filed with the SEC on July 19, 2017, Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2018, Amendment No. 2 to Schedule 13G filed with the SEC on February 1, 2019, and Amendment No. 3 to Schedule 13G filed with the SEC on January 28, 2020, by Mittleman Brothers, LLC, Master Control LLC, Mittleman Investment Management, LLC, Christopher P. Mittleman, David J. Mittleman and Philip C. Mittleman. According to the filings, MIM provides investment advice to institutional clients, high-net-worth individuals, and pooled investment vehicles (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, MIM may be deemed to be the beneficial owner of the shares of Common Stock held by such Managed Portfolios. The Managing Members of Mittleman Brothers are Christopher P. Mittleman, David J. Mittleman and Philip C. Mittleman. Mittleman Brothers is the sole member of Master and Master is the sole member of MIM. Mittleman Brothers and Master may be deemed to beneficially own securities owned by MIM. As a result, Mittleman Brothers and Master may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that MIM may have with respect to Common Stock held by the Managed Portfolios. Christopher P. Mittleman is the Managing Partner and Chief Investment Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, David J. Mittleman is the Managing Partner and Chief Client Relationship Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, Philip C. Mittleman is the Chief Executive Officer, President and Managing Partner of MIM and may be deemed to beneficially own securities beneficially owned by MIM. According to the filings, Mittleman Brothers LLC disclaims beneficial ownership of 24,016 shares owned by Philip C. Mittleman, but may otherwise be deemed to share voting power and dispositive power in respect of such shares.

(10)
Based solely on a Schedule 13G filed with the SEC on March 20, 2020, by JDS1, LLC (“JDS1”), Julian Singer and CCUR Holdings, Inc. (“CCUR”). According to the Schedule 13G, JDS1 and Julian Singer have sole voting and dispositive power with respect to, and beneficially own, 1,740,348 shares of Common Stock, 582,191 of which are issuable upon the conversion of the Convertible Notes. CCUR has shared voting and dispositive power with respect to, and beneficially owns, 770,776 shares of Common Stock, 570,776 of which are issuable upon the conversion of the Convertible Notes. JDS1 has a controlling stake in CCUR, of which a director, Wayne Barr, Jr., is the Chairman, President and CEO.

(11)
Based solely on a Schedule 13D filed with the SEC on June 9, 2014, Amendment No. 1 to Schedule 13D filed with the SEC on September 25, 2014 and Amendment No. 2 to Schedule 13D filed with the SEC on August 19, 2015, Amendment No. 3 to the Schedule 13D filed with the SEC on October 31, 2016 and Amendment No. 4 to the Schedule 13D filed with the SEC on December 28, 2018 by Benefit Street Partners L.L.C. (“BSP”), Providence Equity Capital Markets L.L.C. (“PECM”), Jonathan M. Nelson, Paul J. Salem, Glenn M. Creamer and Thomas J. Gahan. BSP is the investment manager of Providence Debt Fund III L.P., Providence Debt Fund III Master (Non-US) L.P. and Benefit Street Partners SMA LM L.P. (collectively, the “BSP Funds”). PECM is the investment manager of PECM Strategic Funding L.P. Messrs. Creamer, Gahan, Nelson and Salem collectively control each of BSP and PECM through their indirect ownership of membership interests of BSP and PECM. As a result, each of Messrs. Creamer, Gahan, Nelson and Salem and BSP may be deemed to share beneficial ownership of the shares of Common Stock beneficially held by the BSP Funds, and each of Messrs. Creamer, Gahan, Nelson and Salem and PECM may be deemed to share beneficial ownership of the shares of Common Stock beneficially held by PECM Strategic Funding L.P. Amendment No. 4 to Schedule 13D discloses that the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 2,212,129 shares of the Company’s Common Stock, which amount consists of 688,157 shares of the Company’s common stock and 1,523,972 shares of Common Stock that may be acquired upon conversion of 6,375 shares of Series A Preferred Stock.

(12)
Based on that certain Securities Purchase Agreement, entered into by and among the Company, Mariner LDC, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Super Caspian Cayman Fund Limited, Caspian SC Holdings, L.P. and Long Ball Partners, LLC, dated January 5, 2015, pursuant to which such parties purchased the number of shares of Series A-2 Preferred Stock indicated.

(13)
Includes 6,737,607 vested stock options and 540,000 shares of Common Stock owned by Global Opportunities Breakaway MM LLC, of which Mr. Falcone is the Managing Member and, as such, has sole power to vote or dispose of such shares.

(14)	Includes 87,866 vested stock options.
(15)
Includes 6,000 shares of Common Stock held in trust for the benefit of Ms. Herbst’s children. Ms. Herbst disclaims beneficial ownership of all securities so held in trust except to the extent of her pecuniary interest therein.

(16)
Includes 200,000 shares of Common Stock held by CCUR, of which Mr. Barr is the Chairman, President and CEO. Mr. Barr disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. Includes 4,466 vested stock options and 570,776 shares of Common Stock that are issuable upon conversion of the Convertible Notes held by CCUR.

(17)	Includes 7,400,715 vested stock options.

GREEN CONSENT CARD
CONSENT OF STOCKHOLDERS OF HC2 HOLDINGS, INC. TO ACTION WITHOUT A MEETING:
THIS CONSENT IS SOLICITED BY PERCY ROCKDALE LLC
C O N S E N T
Unless otherwise indicated below, the undersigned, a stockholder of record of HC2 Holdings, Inc. (the “Company”) on April 2, 2020, hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock” and, together with the Common Stock and the Series A Preferred Stock, the “Shares”), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. WE RECOMMEND THAT YOU CONSENT TO PROPOSALS 1, 2 AND 3.

Proposal 1.
Suspend, render temporarily ineffective and stay any change, modification, repeal or any other amendment to the Fourth Amended and Restated Bylaws of the Company not already adopted by the Board and publicly disclosed on or before March 12, 2019 (each a “Bylaw Amendment”), until the stockholders of the Company have approved each Bylaw Amendment at the next annual or special meeting and/or by written consent.

☐	☐	☐
Consent	Withhold Consent	Abstain

Proposal 2.
Remove from the board of directors of the Company (the “Board”) without cause Philip A. Falcone, Robert V. Leffler, Jr., Wayne Barr, Jr., Warren H. Gfeller, Lee Hillman and Julie Springer, and any other person elected or appointed to the Board at any future time or upon any event (other than those elected by this consent solicitation).

☐	☐	☐
Consent	Withhold Consent	Abstain

TO CONSENT, WITHHOLD CONSENT, OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 2, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW:
________________________________________________________________
Proposal 3.
Elect George Brokaw, Kenneth Courtis, Michael Gorzynski, Robin Greenwood, Liesl Hickey and Jay Newman, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, or if there are additional vacancies on the board of directors, any other person designated as a nominee by the affirmative vote of a majority of the newly elected Board).

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT, OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL 3, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 3, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW:
________________________________________________________________
The Bylaw Restoration Proposal (Proposal 1) is not subject to or conditioned upon the effectiveness of the Removal Proposal or the Election Proposal. The Removal Proposal (Proposal 2) is not subject to or conditioned upon the effectiveness of the Election Proposal. The Election Proposal (Proposal 3) is not subject to or conditioned upon the effectiveness of the Bylaw Restoration Proposal and is conditioned, in part, upon the Removal Proposal. If none of the members of (or appointees to) the Board are removed pursuant to the Removal Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal. If fewer than six directors are removed pursuant to the Removal Proposal and there are more Nominees receiving the requisite number of consents to fill vacancies pursuant to the Election Proposal (i.e., affirmative consent of the holders of at least a majority of the shares entitled to vote) than the number of such resulting vacancies, then, provided that our Nominees constitute a majority of the newly re-constituted Board, the Board intends to appoint the Nominees receiving the most votes in descending order (i.e., the Nominee receiving the highest number of consents will be appointed first, the Nominee receiving the second highest number of consents will be appointed second, and so forth, until there are no remaining vacancies, provided that each appointed Nominee has received the affirmative consent of the holders of at least a majority of the shares entitled to vote).
IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

If a corporation, partnership, or other entity:

Name of Entity

Signature of Authorized Officer

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, partnership, or other business entity, please sign in full entity name by a duly authorized officer.